UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2012
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DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

N/A
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 30, 2012, Dais Analytic Corporation (the “Company”) and MG Energy LLC, a Delaware limited liability company (“MG Energy”), entered into the License and Supply Agreement (the “Agreement”), effective October 26, 2012, pursuant to which the Company licensed certain intellectual property and improvements thereto to MG Energy, for use in the manufacture and sale of energy recovery ventilators (“ERV”) and certain other HVAC systems for installation in commercial, residential or industrial buildings  in North America and South America.  MG Energy also agreed to purchase its requirements of the Company’s moisture transfer material from the Company for MG Energy’s use, pursuant to the terms and conditions of the Agreement. Energy recovery ventilators are mechanical equipment, of which an energy recovery ventilator air to air exchanger core is a component, that assists in the recovery of energy from the exhaust air expelled by an HVAC system for the purpose of pre-conditioning the incoming outdoor air's components prior to supplying the conditioned air to a residential or commercial building, either directly or as part of an air-conditioning system.

Under the Agreement, MG Energy has agreed to retire the US $2,000,000 Secured Promissory Note, dated July 13, 2012, including all interest accrued thereon, issued by the Company to Michael Gostomski (the “Investor”), who assigned the Secured Promissory Note.  This retirement is nonrefundable and noncreditable.  MG Energy has also agreed to pay a royalty on the net sales price on products sold using the Company’s intellectual property.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement.  A redacted copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Company is also submitting, with the filing of this Form 8-K, a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

Item 1.02 Termination of a Material Definitive Agreement.

On July 13, 2012, the Company issued a Secured Convertible Promissory Note and Patent Security Agreement (collectively, the “Financing Agreements”) to the investor.  Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, the Investor provided a loan in the amount of $2,000,000 (“Loan”) to the Company, which was secured by all current and future patents, patent applications and similar protections of the Company and all rents, royalties, license fees and “accounts” with respect to such intellectual property assets (‘Collateral”). Pursuant to the Loan, interest in the amount of 6% per annum, calculated on a 365 day year, and the principal amount of $2,000,000 and accrued interest was to be paid on or before October 15, 2012, which was subsequently extended to October 26, 2012.  Each of the Financing Agreements has been terminated upon the execution of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	License and Supply Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

Dated: November 5, 2012	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President

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